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                                                                    EXHIBIT 10.2

                       ADVISORY AND CONSULTING AGREEMENT


     THIS ADVISORY AND CONSULTING AGREEMENT ("Agreement") is made this 15th day of February 2000, by and between Jonathan L. Small, an individual (referred to herein as "Advisor") and NetCommerce Inc., a Nevada corporation (the "Company").

     WHEREAS, Advisor has experience in investor and shareholder relations and evaluating and effecting financing for public and privately-held companies; and

     WHEREAS, the Company desires to retain Advisor to advise and assist the Company in investor relations and financing the Company's activities, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

                                1.   Engagement

     The Company hereby retains Advisor to act as director of investor relations and financial advisor to the Company in connection with Investor Relations and any proposed financing (the "Financing")of the Company. As part of the Investor Relations and Financing, Advisor will assist the Company and its professional advisors in the preparation of documentation, offering circular(s), explanatory or disclosure statement(s), consent solicitation and investor relations (collectively "Services")pursuant to any and all arrangements made through Advisor. The Financing and Services are to be provided on a "best efforts" basis.

     In the course of providing the Services, Advisor will (a) become familiar with, to the extent the Company deems appropriate, information to be provided by the Company to enable Advisor to analyze the business, operations, properties, financial condition, prospects and projects of the Company; (b) assist and advise the Company in developing a general strategy for accomplishing the Financing; (c) assist and advise the Company with regards to potential Financing of the transaction; and, (d) render such other financial advisory services including but not limited to investor and shareholder relations as may from time to time be mutually agreed upon by the Company and Advisor.

                        2.   Information on the Company

     In connection with Advisor's activities hereunder, the Company will furnish Advisor with all material and information regarding the business and financial condition of the Company (all such information so furnished being referred to herein as the "Information"). The Company recognizes and acknowledges that Advisor (a) will use and rely solely on the Information, and on information available from generally recognized public sources, in performing the Services contemplated by this Agreement without having independently verified the same;
(b) does not assume responsibility for the accuracy or completeness of the Information; (c) will not make an appraisal of any assets or liabilities of the Company; and (d) retains the right to continue to conduct due diligence during the term of this Agreement.
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                              3.   Use of Advice

     Except as required by a court having jurisdiction over the Company, no statements made or advice rendered by Advisor in connection with the Services performed by the Advisor pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any person or corporation controlling, controlled by or under common control with, the Company or any director, officer, employee, agent or representative of any such person, without the prior written authorization of Advisor, which may be given or withheld in his sole discretion, except that the Company may disclose or refer to such advice or statements without being required to obtain consent to the extent required by law (in which case the appropriate party shall so advise Advisor in writing prior to such use and shall consult with Advisor with respect to the form and timing of disclosure), provided that the foregoing shall not prohibit appropriate internal communication or reference with respect to such advice internally within such parties and provided further that the Company shall be permitted to use the information, after appropriate review by Advisor, to support its efforts to effect the Services and Financing.

                                   4.   Term

     Unless terminated earlier pursuant to paragraph 10 below, this Agreement shall have an initial term of one (1) year (the "Primary Term"). At the conclusion of the Primary Term this Agreement will automatically be extended on an annual basis (the "Extension Period") unless Advisor or the Company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

                        5.   Time and Effort of Advisor

     Advisor shall allocate time as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, Advisor shall not be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act involved in respect to any Financing undertaken by the Company as a result of introductions or advice provided by Advisor.

                               6.   Compensation

     The Company agrees to pay Advisor a fee (the "Advisory Fee") for the services provided by Advisor pursuant to this Agreement, as follows:

A. As to the Financing and Services to be rendered, the Company shall pay Advisor an Advisory Fee of One Million Five Hundred Thousand (1,500,000) shares of common stock of the Company to be registered and issued, upon execution of this Agreement.

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                            7.   Place of Services

     The Services provided by Advisor hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

                          8.   Independent Contractor

     Advisor will act as an independent contractor in the performance of his duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship
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of principal and agent, or employee and employer, between Advisor and the
Company. Advisor is not authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, the Services and each Financing opportunity introduced by Advisor, and to make all final decisions with respect to the Services to be rendered and effecting a transaction on any Financing.

                       9.   No Agency Express or Implied

     This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor and the Company.

                               10.   Termination

      The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

A.  By the Company.
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      (i) In the event Advisor has not been provided by November 30, 2000 the documentation necessary to allow the Company to effect the Financing, acceptable to the Company; or,

      (ii) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the services as set forth herein for thirty
      (30) consecutive business days because of illness, accident, or other incapacity; or,

      (iii) If Advisor willfully breaches or neglects the duties required to be performed hereunder.

B.  By Advisor.
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      (i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

      (ii) Other than in the Financing, if the Company ceases business, or sells a

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      controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

      (iii) If the Company has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business, including but not limited to the obligation to pay the Advisory Fee; or,

      (iv) If the Company institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated bankrupt; or,

      (v) If any of the disclosures made herein or subsequent hereto by the Company to Advisor are determined to be materially false or misleading.

     In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor the Advisory Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of any unpaid Advisory Fee for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

                                11.   Remedies

     Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

                              12.   Miscellaneous

A.  Subsequent Events.  Advisor and the Company each agree to notify the other
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party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

B.  Amendment.  This Agreement may be amended or modified at any time and in
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any manner only by an instrument in writing executed by the parties hereto.

C.  Further Actions and Assurances.  At any time and from time to time, each
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party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

D.  Waiver.  Any failure of any party to this Agreement to comply with any of
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its obligations, agreements, or conditions hereunder may be waived in writing by the party to

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whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

E.  Assignment.  Neither this Agreement nor any right created by it shall be
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assignable by either party without the prior written consent of the other.

F.  Notices.  Any notice or other communication required or permitted by this
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Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

      (i)  In the case of the Company:

           NetCommerce Inc.
           9901 East Valley Ranch Pkwy. Ste. 3008
           Irving, Texas 75063
           Telephone: (972) 725-9388
           Facsimile: (972) 725-9387

      (ii) In the case of Advisor:

           Jonathan Small
           4695 MacArthur Court, Suite 530
           Newport Beach, California 92660
           Telephone: (949) 833-2094, ext. 723
           Facsimile: (949) 833-7854

or to such other person or address designated in writing by the Company or Advisors to receive notice.

G.  Headings.  The section and subsection headings in this Agreement are
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inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

H.  Governing Law.  This Agreement was negotiated and is being contracted for
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in the United States, State of California, and shall be governed by the laws of the State of California, and United States of America, notwithstanding any conflict-of-law provision to the contrary.

I.  Binding Effect.  This Agreement shall be binding upon the parties hereto
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and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

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J.  Entire Agreement.  This Agreement contains the entire agreement between the
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parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

K.  Severability.  If any part of this Agreement is deemed to be unenforceable
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the balance of the Agreement shall remain in full force and effect.

L.  Counterparts.  A facsimile, telecopy, or other reproduction of this
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Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

M.  Time is of the Essence.  Time is of the essence of this Agreement and of
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each and every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

                                    "Advisor"


                                    By:
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                                       Name: Jonathan Small

                                    The "Company"
                                    NetCommerce Inc.


                                    By:
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                                       Name:  Mark Lindberg
                                       Title: President


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